Exhibit 23.1

Erytech Pharma S.A.

Head office: 60 avenue Rockefeller - 69008 Lyon

Consent of independent Registered Public Accounting Firm

The Board of Directors,

We consent to the use of our report dated March 8, 2021, with respect to the consolidated financial statements of Erytech Pharma S.A., incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

Lyon, September 21, 2021

KPMG Audit

A division of KPMG S.A.

/s/ Stéphane Devin

Partner

KPMG S.A., société française membre du réseau KPMG constitué de cabinets indépendants adhérents de KPMG International Limited, une société de droit anglais (« private company limited by guarantee »).

Société anonyme d’expertise

comptable et de commissariat

aux comptes à directoire et

conseil de surveillance.

Inscrite au Tableau de l’Ordre

à Paris sous le n° 14-30080101

et à la Compagnie Régionale

des Commissaires aux Comptes

de Versailles et du Centre

Siège social : KPMG S.A. Tour Eqho 2 avenue Gambetta 92066 Paris la Défense Cedex Capital : 5 497 100 €. Code APE 6920Z 775 726 417 R.C.S. Nanterre TVA Union Européenne FR 77 775 726 417